UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 27, 2004
                              (December 23, 2004)

                            Anthracite Capital, Inc.
             (Exact name of registrant as specified in its charter)


         Maryland                          001-13937            13-397-8906
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  (State or other jurisdiction of         (Commission          (IRS Employer
           incorporation)                 File Number)      Identification No.)


                40 East 52nd Street, New York, New York           10022
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                (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code   (212) 409-3333
                                                   ----------------------------

                                      N/A
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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

On December 23, 2004, Anthracite Funding LLC, a subsidiary of Anthracite Capital, Inc. (the "Company"), entered into Annex I to the Master Repurchase Agreement with Anthracite Funding LLC as buyer and Deutsche Bank AG, Cayman Islands as seller ("Annex I"). Subject to the terms and conditions of Annex I, the parties may engage in the purchase and sale of commercial mortgage loans and commercial mortgage-backed securities in a multi-currency facility in an amount up to $200 million for three years from the date of Annex I, at rates and terms as determined by the parties. A copy of Annex I will be filed as an exhibit to the Company's next periodic report under the Securities Exchange Act of 1934.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ANTHRACITE CAPITAL, INC.


                                  By: /s/ Robert L. Friedberg
                                      ------------------------------------------
                                      Name:  Robert L. Friedberg
                                      Title: Vice President and Secretary

                                      Dated: December 27, 2004